Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 15, 2023 (June 28, 2023 as to the effects of the membership unit recapitalization described in Note 18), relating to the financial statements of Falcon’s Beyond Global, LLC, appearing in the Registration Statement No. 333-269778 on Form S-4 of Falcon’s Beyond Global, Inc.

/s/ Deloitte & Touche LLP

Tampa, Florida

December 11, 2023